Exhibit 99.1

NEWS
For immediate release

Contact:     Chris Mason

Director of Corporate Communications

(630) 227-2062

E-mail address: chris.mason@aarcorp.com

Web address: www.aarcorp.com

AAR ANNOUNCES MOVES TO STRENGTHEN SENIOR LEADERSHIP TEAM

WOOD DALE, ILLINOIS (April 11, 2007) — AAR CORP. (NYSE: AIR) announced today that Timothy J. Romenesko, who currently serves as AAR’s Vice President, Chief Financial Officer and Treasurer, will be promoted to the position of President and Chief Operating Officer, effective June 1, 2007. David P. Storch, AAR’s Chairman, President and Chief Executive Officer, will continue to serve as the Company’s Chairman and Chief Executive Officer.

Romenesko has held a variety of financial and leadership positions since joining the Company in 1981. During his tenure, he worked in several of AAR’s business units, was named Corporate Controller in 1991 and was appointed CFO and Treasurer in 1994. As President and COO, he will focus on maximizing the performance of AAR’s operating units and implement strategies to grow the business.

“Tim is an exceptional leader with a thorough understanding of AAR’s operations and markets,” said Mr. Storch. “He has a long history with the Company and has been instrumental in building a solid financial foundation and instilling the discipline that has contributed to the success of the Company.”

Richard J. Poulton, who joined AAR in 2006 and currently serves as Vice President of Acquisitions and Strategic Investments, will be appointed Vice President, Chief Financial Officer and Treasurer. Poulton is an industry veteran with more than 15 years of financial and leadership experience, including senior executive-level positions with UAL Corp. and United Airlines. He earned a bachelor’s degree in accounting from Marquette University and an MBA from Northwestern University, Kellogg Graduate School of Management and became a Certified Public Accountant in 1988.

“Rick brings energy and a wealth of industry experience to an already strong team and will contribute an invaluable knowledge of capital and financial markets as CFO,” Storch continued.

Since fiscal 2003, AAR’s sales have grown at a compound annual growth rate of 15 percent and net earnings increased from a loss in 2003 to $53.7 million of net income on a trailing 12-month basis. The realignment of these duties is intended to enable the Company to continue this growth while maintaining its sharp focus on innovation and execution.

AAR is a leading provider of products and value-added services to the worldwide aviation/aerospace industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve airline and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems; and Aircraft Sales and Leasing. More information can be found at www.aarcorp.com.

###

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s May 31, 2006 Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

One AAR Place • 1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101